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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statement on Form S-8 of Jupiter Communications, Inc. of our report dated March 18, 1999 relating to the balance sheets of Jupiter Communications, LLC as of December 31, 1997 and 1998, and the related statements of operations, members' equity (deficiency) and cash flows for each of the years in the three-year period ended December 31, 1998, and the related financial statement schedule, which reports are included in the registration statement (No. 333-84175) on Form S-1 dated October 7, 1999.


                                                     /s/ KPMG LLP

New York, New York
November 22, 1999